UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2020

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market
Common Stock Purchase Warrants	SNGXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On December 15, 2020 (the “Closing Date”), Soligenix, Inc. (the “Company”) and its subsidiaries, Soligenix UK Limited, Enteron Pharmaceuticals, Inc., Soligenix BioPharma Canada Incorporated and Soligenix NE B.V., as borrowers (collectively referred to as the “Borrower”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P. (each a “Lender” and collectively, the “Lenders”) and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, “Agent”).

Amount. The Loan and Security Agreement provides for a term loan or loans in an aggregate principal amount of up to $20.0 million (the “Term Loan”) subject to funding in the three tranches as follows: (a) within two (2) business days after the Closing Date, a loan in the aggregate principal amount of $10.0 million (the “Initial Loan”), (b) during the 12 month period after the Closing Date, a credit line in the aggregate principal amount of $5.0 million (the “Credit Line”), and (c) a loan in the aggregate principal amount of $5.0 million (the “Third Installment Loan”) shall be made available for withdrawal in full by the Borrower upon the filing of a new Drug Application with the U.S. Food and Drug Administration (the “FDA”) for the Company’s product candidate for the treatment of cutaneous T-cell lymphoma, SGX301, which shall be deemed to occur on the date of initial filing with the FDA.

Maturity. The Term Loan matures 54 months following the Closing Date (the “Maturity Date”). All amounts outstanding under the Term Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate, Fees. The principal balance of the Term Loan bears interest at 8.47% rate per annum based on a year consisting of 365 days. Interest is payable on a quarterly basis based on the principal amount outstanding during the preceding quarter. In addition, the Borrower is required to pay to the Lender an unused line fee of 1.0% per annum payable quarterly on the amount not withdrawn under the Credit Line and, upon withdrawal of the Third Installment Loan, the Borrower is required to pay a fee of 1.0% of the Third Installment Loan to Lenders.

Amortization. Commencing on the last business day of the calendar quarter prior to the lapse of 24 months following the Closing Date and continuing on the first business day of each quarter thereafter until the Maturity Date, the Initial Loan, Credit Line and Third Installment Loan shall amortize in ten equal quarterly installments.

Prepayment Premium. Following 18 months from the Closing Date, the Borrower may, at its option upon at least 14 business days’ written notice to the Agent, prepay an amount of not less than $500,000 or all of the then outstanding principal balance and all accrued and unpaid interest on the Term Loan, together with a prepayment charge equal to one percent (1.0%) of the principal amount being prepaid.

Conversion by Lender. The Lender may, at its option and at any time, elect to convert the then outstanding Term Loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $4.10 (the “Conversion Price”).

Conversion by the Company. The Company shall have the right to convert, at any time, any outstanding portion of the Term Loan and all accrued and unpaid interest thereon into shares of Common Stock at the Conversion Price, subject to fulfilment of all of the following conditions: (i) the shares of Common Stock issuable upon conversion are unrestricted and freely tradable securities if held by a person that is not an affiliate (and has not been affiliate at any time during the three months preceding any such sale) of the Company pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or under an effective registration statement under the Securities Act, (ii) during a period of 30 consecutive trading days prior to the date on which the Company gives notice of the exercise of its conversion right, the closing price of the Company’s shares of common stock was higher than $4.92 on at least 10 trading days, which trading days need not be consecutive, including on the trading day preceding the date on which the Company gives notice of the exercise of its conversion right, and (iii) the number of shares of Common Stock issuable upon conversion by the Company shall not exceed the average weekly number of traded shares on the stock market during the four weeks immediately preceding the date on which the Company gives notice of the exercise of its conversion rights. The Company may only effect a conversion once every four weeks.

Number of Shares. If the entire $20,000,000 maximum principal amount is drawn on the Term Loan (without including shares issued in respect of conversion of accrued but unpaid interest), the conversion of this amount into Conversion Shares would result in the issuance of 4,878,049 shares of Common Stock.

Security. The Borrower’s obligations are secured by a security interest, senior to any current and future debts and to any security interest, in all of Borrower’s right, title, and interest in, to and under all of the following personal property of Borrower whether now owned or hereafter acquired (collectively, the “Collateral”): (a) receivables; (b) equipment; (c) fixtures; (d) general intangibles (other than Intellectual Property); (e) inventory; (f) investments; (g) deposit accounts; (h) cash; (i) goods; (j) licenses; (k) franchise agreements, (l) commercial tort claims; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing; and, to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, subject to limited exceptions including the Borrower’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Borrower limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Borrower. After the occurrence of an event of default Agent may (i) accelerate payment of all obligations and terminate the Lender’s commitments under the Loan and Security Agreement, (ii) sign and file in Borrower’s name any notices, assignment or agreements necessary to perfect payment, (iii) notify any of Borrower’s account debtors to make payment directly to Agent, and (iv) exercise its security interests in the Collateral.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in Loan and Security Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Loan and Security Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Loan and Security Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Loan and Security Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Registration Rights Agreement

In connection with the Loan and Security Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lender, pursuant to which the Company will be obligated, among other things, to use its commercially reasonable efforts to (i) file a registration statement with the SEC within 60 days following the Closing Date for purposes of registering the shares of Common Stock issuable upon the conversion of the Term Loan (the “Conversion Shares”) and any other securities issued or issuable with respect to or in exchange for such Conversion Shares, whether by merger, charter amendment or otherwise (ii) make the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the Closing Date, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without manner, sale or volume restrictions. If the registration statement is not timely filed or declared effective, the Company will be required to pay a ticking fee of 0.5% of the aggregate outstanding balance of the Term Loan at the time of such failure and each 30 days thereafter until cured. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing descriptions of the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Registration Rights Agreement which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Registration Rights Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 3.02. The shares of Common Stock issuable upon conversion, if any, of the Term Loan have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Term Loan, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 4(a)(2).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Company entered into an amendment (the “Amendment”) to its employment agreement with Christopher J. Schaber, PhD, the Company’s President and Chief Executive Officer. Pursuant to the Amendment, the period during which the Company would be required to pay severance and to provide health insurance and life insurance benefits for Dr. Schaber and his dependents following termination without “Just Cause” within one year following a change in control of the Company or the sale or other disposition of all or substantially all the assets of the Company was extended from 12 months to 18 months. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

On December 10, 2020, the Company’s Board of Directors adopted a milestone bonus plan pursuant to which certain employees of the Company, including each of the Company’s executive officers, will be paid a cash bonus upon the success of the Company’s pivotal Phase 3 clinical trial of SGX942 for the treatment of oral mucositis in head and neck cancer. The cash bonuses payable to the Company’s named executive officers would be as follows: Christopher J. Schaber, PhD - $200,000, Oreola Donini $90,000, Richard Straube, MD - $90,000, and Jonathan Guarino - $5,000.

Item 8.01	Other Events.

On December 16, 2020, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated December 15, 2020 by and among Soligenix, Inc. and the other parties named therein.
10.1	Loan and Security Agreement, dated December 15, 2020.
10.2	Third Amendment to Employment Agreement dated as of December 10, 2020, between Soligenix, Inc. and Christopher J. Schaber, PhD.
99.1	Press Release of the Company, dated December 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

December 16, 2020	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Agreement, dated December 15, 2020 by and among Soligenix, Inc. and the other parties named therein.
10.1	Loan and Security Agreement, dated December 15, 2020.
10.2	Third Amendment to Employment Agreement dated as of December 10, 2020, between Soligenix, Inc. and Christopher J. Schaber, PhD.
99.1	Press Release of the Company, dated December 16, 2020.